SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made on August 28, 2018, by and between MagneGas Corporation, a Delaware corporation (“Company”) and First Choice International Company, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, the Company and the Buyer desire to enter into this transaction for the Company to sell and the Buyer to purchase shares of Common Stock (as defined below) pursuant to a currently effective shelf registration statement on Form S-3, which includes the Common Stock registered thereunder (Registration Number 333-207928) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

WHEREAS, in conjunction with the purchase and sale of the Common Stock, the Company will grant the Buyer certain Warrants to purchase shares of Common Shares (as defined below), pursuant to Regulation D, Rule 506(b), as promulgated under the 1933 Act, as amended. The number of warrants granted at each closing shall be in an amount equal to the number of shares of Common Stock purchased at each closing.

WHEREAS, the Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, an aggregate amount of up to 25,000,000 shares of Common Stock (referred to herein as the “Common Shares”); and (ii) to grant certain warrants (on a one-for-one basis to the number of Common Shares purchased) to acquire up to 25,000,000 shares of Common Stock, substantially in the form attached hereto as Exhibit B (the “Warrants”) (as exercised, collectively, the “Warrant Common Shares”). The Common Shares and Warrant Common Shares are collectively referred to herein as the “Purchased Securities.”

WHEREAS, this Agreement, the form of Subscription Agreement, form of Warrant Agreement, and form of Registration Rights Agreement and all ancillary transaction documents are collectively referred to herein as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Purchase and Sale of Common Shares and Grant of Warrants.

(a) Purchase of Common Shares and Grant of Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Section 6 below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on each closing date (i) such aggregate number of Common Shares set forth opposite such Buyer’s name in the Subscription Agreement, substantially in the form attached hereto as Exhibit A, up to a total of 25,000,000 shares of Common Stock; and (ii) upon receipt of the consideration for such shares of Common Stock, the Company shall grant that number of Warrants equal to the number of shares of Common Stock purchased in each closing. The Warrants shall be substantially in the form attached hereto as Exhibit B. The Buyer has agreed to purchase a minimum of 666,667 shares of Common Stock within three (3) days of the Initial Closing Date (defined below)(“First Tranche”) and 3,333,334 shares of Common Stock within five (5) trading days following the First Tranche (“Second Tranche”) and 3,333,334 shares of Common Stock within five (5) trading days following the Second Tranche (“Third Tranche”).

(b) Closing. Each closing of the purchase of the Common Shares, the grant of Warrants, the exercise of the Warrants and purchase of the underlying Warrant Common Shares by the Buyers shall occur remotely through the electronic exchange of documents. The date and time of the initial closing shall be 1:00 p.m., New York time, on August 28, 2018 (the “Initial Closing Date”), and each other date that the Buyer provides notice of the date on which it intends to purchase additional shares of Common Stock or exercise Warrants (“Subsequent Closing Date, each a “Subsequent Closing”).

(c) Purchase Prices. The purchase price for (1) the Common Shares to be purchased by the Buyer is $0.15 per share and (2) the purchase price for the Warrant Common Shares to be purchased by the Buyer upon exercise of the Warrants is $0.30 per share. The purchase prices paid for the Common Shares and the Warrant Common Shares upon exercise of the Warrants are individually and collectively referred to herein as the “Purchase Price,” as applicable.

(d) Form of Payment – Common Stock. On the Initial Closing Date and each Subsequent Closing Date, (1) the Buyer shall pay the Purchase Price for the Common Stock by wire transfer of immediately available funds in accordance with the payment instructions provided to the Buyer by the Company (with the understanding that the portion of the Purchase Price for the Warrant Common Shares shall only be paid at the time that the Buyer exercises that portion of the Warrants) (2) the Company shall (A) cause Corporate Stock Transfer (together with any subsequent transfer agent, the “Transfer Agent”) through the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, to credit such aggregate number of Common Shares that the Buyer is purchasing as is set forth in each Subscription Agreement transmitted to the Company by the Buyer to the Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system.

(e) Warrant Delivery. On each Common Share purchase closing date, the Company will deliver to the Buyer a Warrant, pursuant to which the Buyer shall have the right to acquire up to that number of Warrant Common Shares equivalent to the number of shares of Common Stock purchased on a one-for-one basis at each closing, duly executed on behalf of the Company and registered in the name of the Buyer or its designee. The Warrant Common Shares shall be subject to a Registration Rights Agreement, substantially in the form set forth on Appendix A to the Warrant agreement (the “Registration Rights”). Subject to registration of the Warrant Common Shares underlying the Warrants and the Buyer’s exercise of the respective portion of the Warrants, the procedures set forth in Section 1(d) shall be followed.

(f) Principal Market Regulation. The Company shall not issue any shares of Common Stock pursuant to the terms of this Agreement if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to this Agreement or upon exercise of the Warrants without breaching the Company’s obligations under the rules or regulations of the Nasdaq Capital Market (“Principal Market”) (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, the Holder shall be issued in the aggregate shares of Common Stock (including upon the exercise of Warrants) in an amount greater than the product of (i) the Exchange Cap as of the issuance date multiplied by (ii) the quotient of (1) the aggregate number of Common Stock issued to such Holder pursuant to this Agreement on the Closing Date divided by (2) the aggregate number of shares of Common Stock issued to the Holder pursuant to the this Agreement on the Closing Date (the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Common Stock or Warrants, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation with respect to such portion of such Common Stock or Warrants so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee.

Section 2. Company Representations and Warranties. Company hereby represents, warrants and covenants to Buyer as follows as of the date hereof:

(a) Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Common Stock, Warrants and the Warrant Common Shares underlying the Warrants in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Common Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s board of directors or other governing body, as applicable, and (other than (x) the filing with the SEC of the prospectus supplement related to the Common Stock required by Rule 424(b) under the 1933 Act (the “Prospectus Supplement”) supplementing the base prospectus forming part of the Registration Statement (such base prospectus as so supplemented, the “Prospectus”) and (y) a Form D with the SEC and any other filings as may be required by any state securities agencies (collectively, the “Required Filings”)) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and the other Transaction Documents to which it is a party will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) Issuance of Securities. The issuances of the Common Shares, the Warrants and the Warrant Common Shares are duly authorized and upon issuance in accordance with the terms of the Transaction Documents shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares, the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Common Shares issuable upon exercise of the will not (i) result in a violation of the organizational documents of the Company, or any capital stock or other securities of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected.

(e) Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Filings), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that the Buyer is not (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company or any of its subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.

(g) Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

Section 3. Buyer Representations and Warranties. The Buyer represents and warrants to the Company that, as of the date hereof and as of the Initial Closing Date and each Subsequent Closing Date:

(a) Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer.

(d) Miscellaneous.

(i) Buyer understands that the Warrants and underlying Warrant Common Shares have not been and are not being registered under the Securities Act or any other applicable securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or an exemption from such registration is available.

(ii) Buyer (a) is a sophisticated person with respect to the purchase of the Purchased Securities; (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Purchased Securities; and (c) has independently and without reliance upon Company or any of Company’s affiliates, employees or agents, and based on such information as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement and the Transaction Documents, except that Buyer has relied upon Company’s express representations, warranties and covenants in this Agreement. Buyer acknowledges that neither Company nor any of Company’s affiliates, employees or agents have given Buyer any investment advice, credit information or opinion on whether the purchase of the Purchased Securities is prudent and neither Company nor any of Company’s affiliates, employees or agents is acting as a fiduciary for or an advisor to Buyer in respect of this Agreement.

(iii) Buyer is (i) acquiring the Common Stock and (ii) upon exercise of the Warrants will acquire the Warrant Common Shares, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act and any other applicable securities laws; provided, however, that by making the representations herein, the Buyer does not agree to hold any of such securities for any minimum or other specific term and reserves the right to dispose of such securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and any other applicable securities laws.

(iv) Buyer is an “accredited investor” (as defined in Regulation D Rule 501(a) under the 1933 Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transaction contemplated herein, and it is able to bear the economic risk of such purchase.

(v) Buyer understands that Warrants and underlying Warrant Common Share are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and any other applicable securities laws.

(vi) Buyer is not purchasing the Purchased Securities “on the basis of” (as defined in Rule 10b5-1 of the Exchange Act) any material, non-public information about the Purchased Securities or the Company.

Section 4. Conditions to the Company’s Obligation to Sell and the Buyer’s Obligation to Buy.

(a) The obligation of the Company hereunder to issue and sell the Common Stock, Warrants and Warrant Common Shares to the Buyer at the Initial Closing and each Subsequent Closing, and the obligation of the Buyer hereunder to purchase the respective portion of the Purchased Securities at the Initial Closing and each Subsequent Closing, is subject to the satisfaction, at or before each such closing date, of each of the following conditions:

(i) The Buyer and the Company shall have executed each of the other Transaction Documents to which it is a party and delivered the same to each other.

(ii) The Buyer shall have delivered to the Company the Purchase Price for the Common Shares (with the understanding that the portion of the Purchase Price for the Warrant Common Shares shall only be paid at the time that the Buyer exercises that portion of the Warrants), as applicable, being purchased by the Buyer at the Initial Closing and each Subsequent Closing by wire transfer of immediately available funds.

(iii) The representations and warranties of the Buyer and the Company shall be true and correct in all material respects as of the date when made and as of the each applicable closing date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date, and except for representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects), and the Buyer and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by the Buyer and the Company at or prior to the respective closing date.

Section 5. Payment of Expenses. Except as set forth in Section 2(g), each party hereto shall be liable for its own costs and expenses in connection with the transactions contemplated hereby.

Section 6. Termination. In the event that the Initial Closing shall not have occurred within five (5) calendar days of the date hereof or all Subsequent Closings have not been completed on or before August 31, 2019, then the parties shall have the right to terminate their remaining obligations under this Agreement with respect to themselves at any time on or after the close of business on such date without liability of such party to any other party; provided, however, (i) the right to terminate this Agreement under this Section 6 shall not be available to the Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Warrants, Warrant Common Shares and the Common Shares shall be applicable only to the Buyer providing such written notice, provided further that no such termination shall affect any obligation of the Company under this Agreement to reimburse the Buyer for the expenses described in Section 2(g) above. Nothing contained in this Section 6 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. The parties may also terminate this agreement upon mutual written consent to do so.

Section 7. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or emailed and confirmed to the parties hereto as follows:

If to Buyer:

c/o First Choice International Company, Inc.

330 Clematis Street, Ste. 217

West Palm Beach, FL 33401

Facsimile: 800-805-1622

Telephone: 305-587-9897

E-mail: mhp@123bgp.com

Attention: Mark Peikin, CEO

If to Company:

c/o MagneGas Corporation

11885 44th Street North

Clearwater, FL 33762

Telephone: 727-934-3448

Facsimile: 727-290-4941

Email: scottmahoney@magnegas.com

Attention: Scott Mahoney, CFO

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 8. Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT IN A U.S. FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY, CITY, AND STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM OR A LACK OF PERSONAL JURISDICTION TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION OR VENUE ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 9. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements among Buyer, Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein, inclusive of the Transaction Documents, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

Section 10. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 11. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto, the Company, and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 12. Further Assurances. Each party shall use its commercially reasonable efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 13. Confidentiality. The Buyer and the Company each hereby agrees, without the prior written consent of the other, to not disclose, and to otherwise keep confidential, this Agreement and the sale of the Purchased Securities contemplated hereby, except to the extent that disclosure thereof is required by law, rule or regulation or as required or requested by any competent governmental, regulatory or supervisory authority or has become publicly known through no fault of such party; provided, however, that the Buyer and the Company may disclose information regarding such sale to their respective accountants, attorneys, limited partners, shareholders and other interest holders. Notwithstanding the foregoing, the Company shall have the right to issue a press release disclosing the transaction, which press release may be reviewed and commented on by Buyer prior to public dissemination.

Section 14. Successors. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Purchased Securities.

[Signature Page Follows]

[The Remainder of This Page is Intentionally Blank]

IN WITNESS WHEREOF, Buyer and Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

MAGNEGAS CORPORATION

By:	/s/ Ermanno Santilli
Name:	Ermanno Santilli
Title:	Chief Executive Officer

IN WITNESS WHEREOF, Buyer and Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

FIRST CHOICE INTERNATIONAL COMPANY, INC.

By:	/s/ Mark Peikin
Name:	Mark Peikin
Title:	CEO

Exhibit A

“Form of” Subscription Agreement

____

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Agreement”) is dated as of [                       ], 2018 between MagneGas Corporation with an office and place of business at 11885 44th Street N., Clearwater, Florida 33762 (“MNGA” or the “Company”), and First Choice International Company, Inc., with an office and place of business located at 3300 N.E. 188th Street, LPH 17, Aventura, FL 33180 (“Buyer”).

RECITALS

A. The Company is offering (the “Offering”), pursuant to an effective S-3 shelf registration statement, and subject to the other terms and conditions contained in this Agreement, up to 25,000,000 shares of Common Stock (as defined in the Securities Purchase Agreement). The purchase price of the Common Stock is $0.15 per share (“Purchase Price”). Shares of Common Stock are hereinafter sometimes collectively referred to as the “Securities.”

B. The Offering will commence August 28, 2018, and terminate on the close of business on November 30, 2018 (the “Offering Period”). The Company may hold closings at any time during the Offering Period (the “Closings”) from time-to-time until the termination or expiration of the Offering Period. There is no requirement that a minimum number of shares of Common Stock be purchased before the Company may accept subscription proceeds from the sale of the Common Stock and there is no requirement that the Buyer purchase any or all of the Common Stock, beyond that purchased in the Initial Closing (as defined in the Securities Purchase Agreement).

C. Buyer desires to purchase, and the Company is willing to sell to the Buyer, upon the terms and conditions stated in this Agreement, the number of shares of Common Stock set forth on the signature page hereof (the “Purchased Shares”) at the aggregate Purchase Price for that number of shares being purchased. Subsequent purchase may be made by the Buyer utilizing this same form of Agreement.

D. All references herein to “Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement entered into by and between the Company and Buyer on August 28, 2018, as amended.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the Company and Buyer agree as follows:

1. Subscription and Offering. The Buyer hereby subscribes for and agrees to purchase that number of shares of Common Stock as set forth on the signature page hereto in cash (equal to the product of the number of Securities of the Company subscribed for multiplied by $0.15), receipt of which is hereby acknowledged by the Company’s acceptance of this Subscription, below.

2. Deliveries. The Buyer and Company will comply with the purchase and delivery requirements set for in Section 1(d) of the Securities Purchase Agreement and as provided in this Agreement.

3. Company Representation and Warranties. Company hereby represents, warrants and covenants to Buyer as follows as of the date hereof:

a. Organization and Qualification. The Company is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary.

b. Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other and to issue the Common Stock accordance with the terms hereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including the issuance of the Common Shares) have been duly authorized by the Company’s board of directors or other governing body, as applicable, and no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

c. Issuance of Securities. The issuances of the Common Shares are duly authorized and upon each such issuance in accordance with the terms of this Agreement shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances with respect to the issuance thereof.

d. No Conflicts. The execution and delivery of the Common Stock contemplated hereby will not (i) result in a violation of the organizational documents of the Company, or any capital stock or other securities of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Nasdaq Capital Market (the “Principal Market”) and including all applicable foreign, federal and state laws, rules and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected.

e. Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other person in order for it to execute, deliver or perform any of its respective obligations under this Agreement. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

f. Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the purchase of the Common Stock that the Buyer is not (i) an officer or director of the Company or any of its subsidiaries, (ii) an “affiliate” (as defined in Rule 144 promulgated under the 1933 Act (or successor rule thereto) (collectively, “Rule 144”)) of the Company or any of its subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)).

g. Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.

4. SEC Filings; Financial Statements.

a. As of the date hereof current public information for the Company is available (the “Company SEC Reports”), which are all the forms, reports and documents filed by Company with the U.S. Securities and Exchange Commission (“SEC”) from January 1, 2017 to the date of this Agreement. As of their respective dates, the Company’s SEC Reports (i) were prepared in accordance and complied in all material respects with the requirements of the 1933 Act (defined below) or the 1934 Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports; and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any intentional untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

b. Each set of financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the 1934 Act) and each fairly presents in all material respects the financial position of Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

c. Information. The information concerning the Company set forth in this Agreement and the Company SEC Reports is complete and accurate in all material respects and does not contain any intentional untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

5. Buyer Representations and Warranties. Buyer hereby represents and warrants to the Company as follows:

a. Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

b. Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

c. No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer.

d. Miscellaneous.

i. Buyer (a) is a sophisticated person with respect to the purchase of the Common Stock; (b) has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the purchase of the Common Stock; and (c) has independently and without reliance upon Company or any of Company’s affiliates, employees or agents, and based on such information as Buyer has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that Buyer has relied upon Company’s express representations, warranties and covenants in this Agreement. Buyer acknowledges that neither Company nor any of Company’s affiliates, employees or agents have given Buyer any investment advice, credit information or opinion on whether the purchase of the Common Stock is prudent and neither Company nor any of Company’s affiliates, employees or agents is acting as a fiduciary for or an advisor to Buyer in respect of this Agreement.

ii. Buyer is acquiring the Common Stock for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act and any other applicable securities laws; provided, however, that by making the representations herein, the Buyer does not agree to hold any of such securities for any minimum or other specific term and reserves the right to dispose of such securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and any other applicable securities laws. Buyer is acquiring the Securities hereunder in the ordinary course of its business.

iii. Buyer is an “accredited investor” (as defined in Regulation D Rule 501(a) under the 1933 Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the transaction contemplated herein, and it is able to bear the economic risk of such purchase.

iv. Buyer is not purchasing the Purchased Securities “on the basis of” (as defined in Rule 10b5 1 of the Exchange Act) any material, non-public information about the Purchased Securities or the Company.

v. Buyer is not purchasing the Common Stock as a result of any advertisement, article, notice or other communication regarding the Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

vi. Buyer acknowledges that it has had the opportunity to review this Agreement and the SEC Reports and has make its decision to purchase the Common Stock on the basis of its independent evaluation thereof.

6. Use of Proceeds. The Company shall use the net proceeds from the sale of the Common Stock hereunder for working capital purposes.

7. Effective Registration Statement. The Company covenants that the sale of the Common Stock is being made pursuant to a currently effective shelf registration statement on Form S-3, which includes the Common Stock registered thereunder (Registration Number 333-207928) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”). The Company shall file within two (2) trading days of the date hereof a prospectus supplement to the Registration Statement covering the sale of the Securities (the “Prospectus Supplement”) in accordance with the terms of the Agreement. The Company shall keep the Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all Purchased Shares to the Buyer until such time as (i) it no longer qualifies to make sales under the Registration Statement (which shall be understood to include the inability of the Company to immediately register sales of Securities to the Buyer under the Registration Statement or any new registration statement pursuant to General Instruction I.B.6 of Form S-3), or (ii) the date on which all the Securities have been sold under this Agreement.

8. Indemnification. The parties hereto recognize that the sale and purchase of the Common Stock will be based upon their representations and warranties set forth herein, and the Buyer and Company hereby agree to indemnify and defend each other and to hold each of their respective officers, directors, employees, affiliates, attorneys or agents thereof, harmless from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys’ fees, to which they may be put or which they may incur by reason of, or in connection with, any misrepresentation made by a party to this Agreement, any breach by such party of its warranties and/or a failure to fulfill any of the covenants or agreements set forth herein or elsewhere or arising out of the sale or distribution of the Common Stock or components thereof in violation of the 1933 Act, as amended, and any other applicable state securities laws.

9. Acceptance or Rejection. The Buyer understands that the Company, in its sole discretion and for any reason, may accept or reject its subscription, in whole or in part and such rejection shall not constitute a default under this Agreement or any other Transaction Documents (as defined in the Securities Purchase Agreement).

10. Waiver. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or in any other documents. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

11. Binding Effect; Benefits. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon them and their respective their heirs, executors, administrators, successors, legal representatives and assigns. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

12. Assignment; Delegation. No party to this Agreement may assign its rights or delegate its obligations hereunder without the prior written consent of all of the other parties. Any assignment or delegation in violation of this Section 12 shall be null and void.

13. Entire Agreement. This Agreement in conjunction with the agreements referenced herein constitutes the entire agreement and supersedes all prior agreements, statements, representations or promises, oral and written, among the parties hereto with respect to the subject matter hereof. No party hereto shall be bound by or charged with any written or oral arguments, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement.

14. Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be made in accordance with Securities Purchase Agreement.

15. Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT IN A U.S. FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY, CITY, AND STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM OR A LACK OF PERSONAL JURISDICTION TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION OR VENUE ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

16. Severability. If any term or provision of this Agreement shall to any extent be finally determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the agreement shall be valid and enforced to the fullest extent permitted by law, provided that as so enforced, each of the parties receives substantially all of the benefits contemplated hereby.

17. Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts and by facsimile, and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart. Signatures may be facsimiles.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year this subscription has been accepted by the Company as set forth below.

Name of Buyer:

Name of Buyer, if Joint:

Signature of Individual or Authorized Signatory:

Signature of Buyer, if Joint Individuals:

Name of Authorized Signatory, if Entity:

Title of Authorized Signatory, if Entity:

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory:

Address for Notices to Buyer:

Address for Delivery of Securities to Buyer (if not same as address for notice):

EIN Number:

Number of Units Purchased:

Purchase Price: $

ACCEPTANCE OF SUBSCRIPTION

MAGNEGAS CORPORATION

By:
Name:	Scott Mahoney
Title:	Chief Financial Officer

Exhibit B

“Form of” Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

Magnegas corporation

Warrant Shares: _[ ]_____	Initial Exercise Date: _____ __, 2018

This COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [__________]or assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on August 31, 2019 (the “Termination Date”) but not thereafter, to subscribe for and purchase from MagneGas Corporation, a Delaware corporation (the “Company”), up to [            ] shares (as subject to adjustment hereunder, the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 1(b).

The Company hereby confirms that the Company will cause to be filed and will make best efforts to cause to be declared effective one or more resale registration statements on Form S-3 with respect to any Warrants Shares within thirty (30) days of the Holder’s striking of any Warrants and the payment of the Exercise Price giving rise to such Warrant Shares and any other securities issued upon conversion or exchange or otherwise in respect thereof, including without limitation pursuant to any stock dividend, stock split, merger, consolidation or other recapitalization transaction (collectively, the “Registrable Securities”), in accordance with Appendix A annexed hereto.

Section 1. Exercise.

a) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date (each, a “Subsequent Exercise Date”) by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto and, within one (1) Trading Day of the date said Notice of Exercise is delivered to the Company, payment the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be US$0.30 subject to adjustment hereunder (the “Exercise Price”).

c) Mechanics of Exercise.

i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and there is an effective registration statement or applicable exemption permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares; provided payment of the aggregate Exercise Price is received within one (1) Trading Day of delivery of the Notice of Exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 1(c)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise by delivering written notice to the Company at any time prior to the Company delivering such Warrant Shares.

iv. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

v. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vi. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

d) Holder’s Exercise Limitations. The Company shall not cause any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 1(d) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 1(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

e) Principal Market Regulation. The Company shall not issue any shares of Common Stock pursuant to the terms of this Warrant if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock that the Company may issue upon exercise of the Warrants in compliance with the Company’s obligations under the rules or regulations of the Nasdaq Capital Market (“Principal Market”) (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Holder. Until such approval or such written opinion is obtained, the Holder shall not be issued in the aggregate shares of Common Stock upon the exercise of Warrants in an amount greater than the product of (i) the Exchange Cap as of the issuance date multiplied by (ii) the quotient of (1) the aggregate number of shares of Common Stock issued to such Holder pursuant to this Warrant on the Initial Exercise Date or any Subsequent Exercise Date divided by (2) the aggregate number of shares of Common Stock issued to the Holder pursuant to this Warrant on the Initial Exercise Date or any Subsequent Exercise Date (the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Warrants (or Common Stock), the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation with respect to such portion of such Warrants (or Common Stock) so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee.

Section 2. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall adjust proportionately. Any adjustment made pursuant to this Section 2(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (except in the case of a merger for the purposes of changing the Company’s domicile), (ii) the Company, directly or indirectly, effects any irrevocable sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group is not affiliated with the Company and acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 1(d) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 1(d) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e).

c) Calculations. All calculations under this Section 2 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 2, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

d) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 2, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party (except in the case of a merger for purposes of changing the Company’s domicile), any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 3. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 3(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the original issuance date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 4. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 1(c)(i), except as expressly set forth in Section 2.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

The Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action, which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Securities Purchase Agreement.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Non-waiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any reasonable costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Securities Purchase Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. This Warrant may be assigned by the Holder, subject to the prior written consent of the Company and in accordance with applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

[The Remainder of This Page is Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

MAGNEGAS CORPORATION

By:
Name:	Ermanno Santilli
Title:	Chief Executive Officer

NOTICE OF EXERCISE

TO: Magnegas Corporation

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

APPENDIX A

REGISTRATION RIGHTS

(a) As used in this Appendix A the following capitalized terms used without definition shall have the meanings assigned to them below:

1.	“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any intentional untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company filed pursuant hereto, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law based upon, or arising out of, any of such party’s obligations arising hereunder.

2.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time-to-time, and the rules and regulations promulgated thereunder.

3.	“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

4.	“Registrable Securities” means the shares of Common Stock issuable upon exercise of the Warrants, or other securities issued upon conversion or exchange or otherwise in respect thereof, including without limitation pursuant to any stock dividend, stock split, merger, consolidation or other recapitalization transaction.

5.	“SEC” means the U.S. Securities and Exchange Commission.

6.	“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, as in effect from time-to-time.

7.	“Securities Act” means the Securities Act of 1933, as amended from time-to-time, and the rules and regulations promulgated thereunder.

8.	“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and the fees and expenses of counsel to the Buyer.

(b) Not later than thirty (30) days after the date of the initial exercise of the Warrants, the Company will file a registration statement under the Securities Act for the resale of the Registrable Securities by the Buyer on Form S-3, or if the Company does not then qualify to use Form S-3, Form S-1 or such other form as it is then eligible to use for the resale of the Registrable Securities (the “Registration Statement”) and shall use its reasonable commercial efforts to have the Registration Statement declared effective by the SEC and maintain the effectiveness of the Registration Statement until all of the Registrable Securities have been sold or are eligible for sale pursuant to Rule 144 without restriction. The Company shall furnish the Buyer with a copy of the prospectus included in the Registration Statement at the time it is declared effective and any amendments or supplements thereto. The Company shall notify Buyer of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

As a condition to the registration of the Registrable Securities, the Buyer shall furnish the Company and its counsel with such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such Registrable Securities as is reasonably required to file the Registration Statement and cause the timely registration of the Registrable Securities.

The Company shall pay all expenses (other than Selling Expenses), and stock transfer taxes applicable to the sale of the Registrable Securities incurred in connection with the registration of the Registrable Securities, including all registration, filing and accounting fees, and fees and disbursements of counsel for the Company.

(c)(1) To the extent permitted by law, the Company will indemnify and hold harmless the Buyer, and the partners, members, officers, directors, and shareholders of the Buyer, and each Person, if any, who controls the Buyer, against any Damages, and the Company will pay to the Buyer, controlling Person, or other aforementioned Person any legal fees and other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that such indemnity shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Buyer, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(c)(2) To the extent permitted by law, the Buyer will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the Registration Statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel for the Company, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Buyer expressly for use in connection with such registration; and the Buyer will pay to the Company and each other aforementioned Person any legal fees and other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that such indemnity shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Buyer, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by the Buyer by way of such indemnity exceed the Purchase Price.

(c)(3) Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel reasonably mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one (1) counsel) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action will not relieve such indemnifying party of any liability to the indemnified party, except to the extent, and only to the extent, that such failure actually and materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than as provided herein.

(c)(4) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Appendix A but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Appendix A provides for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Appendix A, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the aggregate amounts payable by the Buyer by way of indemnity or contribution exceed the Purchase Price.

(d) The obligations of the Company and the Purchaser under this Appendix A shall survive the completion of any offering of the Registrable Securities in a registration under this Appendix A, and otherwise shall survive the termination of this Agreement for the maximum time period allowable under applicable law.